                         REPORT OF INDEPENDENT AUDITORS

Stockholder and Directors
TRW Automotive Inc.

         We have audited the accompanying combined balance sheets of the Operating Business of Autospecialty, a division of Kelsey-Hayes Company whose indirect parent is TRW Automotive Inc., as of December 31, 2003 and 2002, and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Operating Business of Autospecialty at December 31, 2003 and 2002, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst and Young LLP


Los Angeles, California
March 12, 2004

                       OPERATING BUSINESS OF AUTOSPECIALTY
                            COMBINED BALANCE SHEETS

                                                                                DECEMBER 31,
                                                                             -----------------
                            (DOLLARS IN THOUSANDS)                             2003      2002
--------------------------------------------------------------------------   -------   -------
ASSETS
Current assets:
Accounts receivable, net of allowance of $1,521 in 2003 and $1,018 in 2002   $ 8,279   $10,011
Inventories                                                                   37,690    40,619
Prepaids and other current assets                                                634     1,634
                                                                            --------   -------
            Total current assets                                              46,603    52,264
Property, plant and equipment - net                                            1,400     1,436
                                                                            --------   -------
            Total assets                                                     $48,003   $53,700
                                                                            ========   =======

LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable                                                             $ 4,131   $ 5,025
Core liability                                                                   725       453
Warranty accrual                                                                 537       538
Customer rebate accrual                                                          499       671
Sales returns accrual                                                            366       484
Restructing reserve                                                               --       436
Other accrued liabilities                                                        540       904
                                                                            --------   -------
            Total current liabilities                                          6,798     8,511
Long-term liabilities                                                             --        51
Net parent investment                                                         41,205    45,138
                                                                            --------   -------
            Total liabilities and net parent investment                      $48,003   $53,700
                                                                            ========   =======

            See accompanying notes to combined financial statements

                       OPERATING BUSINESS OF AUTOSPECIALTY
                        COMBINED STATEMENTS OF OPERATIONS

                                                    YEAR ENDED DECEMBER 31,
                                               --------------------------------
            (DOLLARS IN THOUSANDS)               2003        2002        2001
---------------------------------------------  --------    --------    --------
Net sales                                      $ 52,632    $ 59,312    $ 79,437
Net sales to affiliates                             343       1,056       7,902
                                               --------    --------    --------
     Total net sales                             52,975      60,368      87,339
Cost of goods sold                               44,414      50,407      64,878
                                               --------    --------    --------
Gross profit                                      8,561       9,961      22,461
Selling, general and administrative expenses     21,663      21,527      22,900

Impairment loss on long-lived assets                 --       3,900          --
Other expense                                         3          10          19
                                               --------    --------    --------
      Loss before income taxes                  (13,105)    (15,476)       (458)
Income tax expense (benefit)                      4,088      (5,390)       (148)
                                               --------    --------    --------
      Net loss                                 ($17,193)   ($10,086)   ($   310)
                                               ========    ========    ========

            See accompanying notes to combined financial statements

                       OPERATING BUSINESS OF AUTOSPECIALTY
                        COMBINED STATEMENTS OF CASH FLOWS

                                                                                YEAR ENDED DECEMBER 31,
                                                                           ---------------------------------
                        (DOLLARS IN THOUSANDS)                               2003        2002         2001
------------------------------------------------------------------------   --------    ---------   ---------
OPERATING ACTIVITIES:
      Net loss                                                             $(17,193)   $(10,086)   $   (310)
Adjustments to reconcile to net cash (used in) provided
      by operating activities:
          Depreciation                                                          105       2,054       2,294
          Impairment loss on long-lived assets                                   --       3,900          --
          Loss on disposal of property, plant and equipment                      --         276         303
          Changes in assets and liabilities:
                Accounts receivable, net                                      1,732       4,202       1,081
                Inventories                                                   2,929      (4,271)       (266)
                Accounts payable                                               (894)        167         351
                Other assets and liabilities                                    181      (1,432)     (2,314)
                                                                           --------    --------    --------
                     Net cash (used in) provided by operating activities    (13,140)     (5,190)      1,139

INVESTING ACTIVITIES:
      Capital expenditures                                                      (69)       (529)       (697)

FINANCING ACTIVITIES:
      Repayments of capital lease obligations                                   (51)        (89)        (98)
      Transfers from (to) parent                                             13,260       5,808        (344)
                                                                           --------    --------    --------
                  Net cash provided by (used in) financing activities        13,209       5,719        (442)
                                                                           --------    --------    --------
Change in cash                                                                   --          --          --
Cash beginning of period                                                         --          --          --
                                                                           --------    --------    --------
Cash end of period                                                         $     --    $     --    $     --
                                                                           ========    ========    ========

            See accompanying notes to combined financial statements

                       OPERATING BUSINESS OF AUTOSPECIALTY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                DECEMBER 31, 2003

1. BASIS OF PRESENTATION

         The accompanying combined financial statements reflect the assets, liabilities and operations of the operating business of Autospecialty, a division of Kelsey-Hayes Company whose parent is TRW Automotive Inc. (hereinafter or together with its affiliates referred to as "TRW Automotive"). TRW Automotive and its predecessor company, TRW Inc., collectively are referred to as "TRW" or "parent." The combined financial statements include Autospecialty's operating warehouses in California, New Jersey and Illinois as well as consignment warehouses in Colorado and Washington. These operations have been combined in the financial statements and are presented on a historical cost basis as if Autospecialty had existed as an entity separate from its parent during the periods presented and include the assets, liabilities, revenues and expenses that are directly related to Autospecialty's operations. Autospecialty is an automotive parts supplier to aftermarket customers in North America.

         TRW provides certain centralized services for employee benefits administration, cash management, risk management, legal services, public relations, domestic tax reporting, and internal and external audit. TRW charges Autospecialty for all such direct expenses incurred on its behalf. Because Autospecialty is fully integrated into the parents cash management system, all of their domestic cash requirements are provided by its parent and any excess cash generated by Autospecialty is transferred to the parent. Autospecialty does not have separate debt and, therefore, no related share of the parent's interest expense has been included in the financial statements. General expenses that are not directly attributable to the operations of Autospecialty have been allocated based on management's estimates, primarily driven by sales. Management believes that this allocation method is reasonable. Such costs allocated are reflected as a component of selling, general and administrative expense and are $699, $731 and $1,096 for 2003, 2002 and 2001, respectively.

         TRW Automotive was acquired by another entity on February 28, 2003 and TRW Inc. was acquired by another entity on December 11, 2002. No fair value adjustments arising from these transactions and relating directly or indirectly to Autospecialty have been reflected in these combined financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and the accompanying notes. Actual results could differ from those estimates.

                       OPERATING BUSINESS OF AUTOSPECIALTY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                DECEMBER 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Accounts Receivable: Receivables are stated at amounts estimated by management to the net realizable value. The allowance for doubtful accounts is based on specific identification. Autospecialty charged off accounts receivable when it became apparent based on age or customer circumstances that such amounts would not be collected. No single customer accounts for more than 10% of Autospecialty's net sales. Autospecialty did not typically require collateral.

         Inventories: Inventories are stated at the lower of cost or market. Cost was determined using the first-in, first-out ("FIFO") method. Inventories have also been reduced by an allowance for excess and obsolete inventories based on management's review of inventories compared to estimated future sales and usage. At December 31, inventories consisted of the following:

                              2003        2002
                              ----        ----
Raw materials               $  7,600    $  8,071
Work-in-process                   27         171
Finished goods                35,952      34,005
                            --------    --------
      Inventories at cost     43,579      42,247
Reserves and allowances       (5,889)     (1,628)
                            --------    --------
                            $ 37,690    $ 40,619
                            ========    ========

         Property, Plant and Equipment: Property, plant and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the related assets using primarily the straight-line method. This method is applied to assets, which in general have the following lives: machinery, equipment and tools - 3 to 12 years; leasehold improvements - life of the lease; and computer, furniture and office equipment - 3 to 7 years. At December 31, property, plant and equipment consisted of the following:

                                             2003       2002
                                             ----       ----
Machinery, equipment and tools             $ 6,616    $ 6,649
Leasehold improvements                       1,042      1,027
Computer, furniture and office equipment     1,677      1,593
                                           -------    -------
                                             9,335      9,269
Accumulated depreciation                    (7,935)    (7,833)
                                           -------    -------
      Net property, plant and equipment    $ 1,400    $ 1,436
                                           =======    =======

                       OPERATING BUSINESS OF AUTOSPECIALTY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                DECEMBER 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Total rental expense under operating leases for the years ended December 31, 2003, 2002, and 2001 was $2,719, $3,021, and $2,448, respectively, exclusive of property taxes, insurance and other occupancy costs generally payable by Autospecialty. Future rental and lease commitments are as follows:

 Year              Amount
 ----              ------
 2004              $2,052
 2005               2,010
 2006               1,455
 2007                 344
 2008                   2
                   ------
Total              $5,863
                   ======

         Accounting for the Impairment of Long-Lived Assets: In August 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121 and the accounting and reporting provisions of Accounting Principles Board (APB) Opinion No. 30, "Reporting the Results of Operations," for a disposal of a segment of a business. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 144 as of January 1, 2002. During the year ended December 31, 2002, management of the Company determined that certain identified property and equipment was impaired and recorded an impairment charge of $3,900, reducing the carrying value of such assets to the estimated fair value. Fair value was based on management's estimate of future cash flows to be generated by the property and equipment determined to be impaired.

         Warranty: Product warranty liabilities are recorded based upon management estimates including such factors as written agreement with the customer, the length of the warranty period and the historical performance of the product and likely changes in performance of newer products and mix and volume of product sold. The liability is reviewed on a regular basis and adjusted to reflect actual experience.

                       OPERATING BUSINESS OF AUTOSPECIALTY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                DECEMBER 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         The following table presents the movements in the product warranty liability for the year ended December 31, 2003 and 2002:

                                          Current          Used for
                        Beginning          Period          Intended          Ending
                         Balance          Accruals         Purposes         Balance
                         -------          --------         --------         -------
December 31, 2003         $  538           $1,798          $(1,799)          $ 537

December 31, 2002         $1,111           $1,885          $(2,458)          $ 538

         Net Parent Investment: The Net Parent Investment account reflects the balance of Autospecialty's historical earnings, inter-company accounts, income taxes accrued and deferred, post-employment liabilities, other transactions between Autospecialty and TRW and its affiliates.

         Revenue Recognition: Autospecialty recognizes revenue, estimated returns from product sales and related incentives when there is evidence of a sales agreement, the delivery of the goods has occurred, the sales price is fixed or determinable and the collectibility of revenue is reasonably assured. Autospecialty generally records sales upon shipment of product to customers and transfer of title under standard commercial terms.

         Shipping and Handling Costs: Autospecialty recognizes shipping and handling costs on inbound inventory as a component of cost of goods sold and on outbound inventory as a component of selling, general and administrative expense in the combined statement of operations. Shipping and handling costs reflected in selling, general and administrative expense for 2003, 2002, and 2001 was $1,853, $2,070 and $2,548, respectively.

         Advertising Costs: The company expenses advertising costs as incurred. Advertising expense approximated $521, $329 and $341 in 2003, 2002, and 2001, respectively.

         Impact of Recently Issued Accounting Standards: In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations which is effective for fiscal years beginning after June 15, 2002. SFAS No. 143 requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over

                       OPERATING BUSINESS OF AUTOSPECIALTY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                DECEMBER 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

the estimated useful life of the asset. SFAS No. 143 was adopted by the Company on January 1, 2003 and did not have a material impact on the Company's financial position or results of operations.

         In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, effective for exit or disposal activities initiated after December 31, 2002. SFAS No. 146 addresses the financial accounting and reporting for certain costs associated with exit or disposal activities, including restructuring actions. SFAS No. 146 excludes from its scope severance benefits that are subject to an on-going benefit arrangement governed by SFAS No. 112, Employer's Accounting for Postemployment Benefits, and asset impairments governed by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 146 was adopted by the Company on January 1, 2003 and did not have a material impact on the Company's financial position or results of operations.

3. NET PARENT INVESTMENT AND PURCHASES FROM RELATED PARTIES

         Changes in net parent investment during the three years ended December 31, were as follows:

Balance at January 1, 2001                         $ 50,070
     Net inter-company transactions with parent        (344)
     Net loss                                          (310)
                                                   --------
Balance at December 31, 2001                         49,416
      Net inter-company transactions with parent      5,808
      Net loss                                      (10,086)
                                                   --------
Balance at December 31, 2002                         45,138
      Net inter-company transactions with parent     13,260
      Net loss                                      (17,193)
                                                   --------
Balance at December 31, 2003                       $ 41,205
                                                   ========

                       OPERATING BUSINESS OF AUTOSPECIALTY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                DECEMBER 31, 2003

3. NET PARENT INVESTMENT AND PURCHASES FROM RELATED PARTIES (CONTINUED)

         Inter-company transactions represent transfers between Autospecialty and TRW.

         Autospecialty also purchases parts from other operations of TRW. Purchases with other divisions of TRW were $5,295, $5,479 and $2,667 in 2003, 2002 and 2001 respectively.

4. INCOME TAXES

         Autospecialty is part of the consolidated income tax return with TRW for U.S. federal income tax purposes. Federal and state income tax expense is calculated on a separate basis for financial reporting purposes. Income taxes accrued and deferred are included as a component of net parent investment.

         Statement of Financial Accounting Standards 109, "Accounting for Income Taxes" requires that deferred tax assets be reduced by a valuation allowance, if based on available evidence, it is more likely than not that some portion or all of the recorded tax assets will not be realized in the future periods. The factors considered by management in its determination of the probability of the realization of the deferred tax assets include: net operating loss carryback availability, historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. The Company recorded a valuation allowance in 2003, as management believes it is more likely than not that the deferred tax asset may not be realized in the future.

         Components of income tax expense (benefit) for each of the three years in the period ended December 31, 2003 are as follows:

                                 2003       2002       2001
                                 ----       ----       ----
Current                        $     1    $(3,546)   $  (402)
Deferred                        (3,545)    (1,844)       254
Valuation allowance              7,632         --         --
                               -------    -------    -------
Income tax expense (benefit)   $ 4,088    $(5,390)   $  (148)
                               =======    =======    =======

                       OPERATING BUSINESS OF AUTOSPECIALTY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                DECEMBER 31, 2003

4. INCOME TAXES (CONTINUED)

         A reconciliation of income taxes computed at the United States federal statutory tax rate to income tax expense is as follows at December 31:

                                                    2003       2002       2001
                                                    ----       ----       ----
Income taxes at US statutory rate                 $(4,587)   $(5,417)   $  (160)
Tax effect from:
     State and local tax net of federal benefit         1          1          1
     Nondeductible expenses                            11         11         11
     Other                                             --         15         --
     Valuation allowance                            8,663         --         --
                                                  -------    -------    -------
Income tax expense (benefit)                      $ 4,088    $(5,390)   $  (148)

         Deferred income taxes are computed using the liability method and reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax balances are as follows at December 31:

                                          2003       2002
                                          ----       ----
Deferred tax assets
     Inventory                          $ 1,961    $   570
     Reserves and accruals                2,257      2,489
     Depreciation and amortization          753      1,029
     Net operating loss carryforwards     3,692         --
                                        -------    -------
Net deferred tax assets                   8,663      4,088

Less valuation allowance                 (8,663)        --
                                        -------    -------
                                        $    --    $ 4,088
                                        =======    =======

5. EMPLOYEE BENEFITS

         Autospecialty is part of the TRW Automotive Salaried Pension Plan, a defined benefit pension plan. As such, the related pension liability is included in the Net Parent Investment at December 31, 2003 and 2002. The pension charge allocated to Autospecialty was $607 for 2003, $366 for 2002, and $440 for 2001.

         Autospecialty's employees are also covered by a defined contribution plan. Company contributions were $169, $166, and $217 for 2003, 2002 and 2001, respectively.

                       OPERATING BUSINESS OF AUTOSPECIALTY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                DECEMBER 31, 2003

6. RESTRUCTURING INITIATIVES

         In 2003, the Company recognized approximately $675 in expenses, primarily related to severance payments to 42 employees in their rotor manufacturing operations. In total 69 employees were terminated as a result of the restructuring program. Approximately, $550 for these actions has been included as a component of selling, general and administrative expenses and the remainder within costs of goods sold.

         In 2002, the Company recognized approximately $1,132 in expenses, primarily related to the closure of their rotor manufacturing facility in Harbor City, California. Approximately $640 has been included as a component of cost of goods sold related to inventory disposals and the write-off of leasehold improvements at the Harbor City facility. The remaining $492 has been included as a component of selling, general and administrative expenses related to employee severance for ten employees. As of December 31, 2002, a reserve of approximately $436 remained related to the closure of Harbor City. The actions associated with the reserve were completed in 2003.

         In 2001, the Company recognized approximately $2,349 in expenses associated with the exit of certain programs and the related inventory. The primary costs related to certain inventory disposals within the clutch, hydraulic, rotor and friction product lines have been included as a component of cost of goods sold.

7. SUBSEQUENT EVENTS

           On January 12, 2004, TRW sold substantially all of the assets used in the business of Autospecialty to Universal Automotive, Inc. for approximately $10,641 in cash and assumption of certain indebtedness, all subject to adjustments as described in the "Purchase Agreement", dated December 23, 2003.

         In January 2004, Autospecialty closed their operations in Itasca, Illinois and terminated 11 employees for a charge of approximately $277.

Universal Automotive Industries, Inc.
Pro forma Combining Balance Sheet and Income Statement

Set forth below is unaudited pro forma combining financial data for Universal Automotive Industries, Inc. ("UAII"). This pro forma data gives effect to UAII's completed January 12, 2004 acquisition of certain net assets of Autospecialty Division of Kelsey-Hayes Company a subsidiary of TRW Automotive, Inc. ("Autospecialty"). The pro forma data gives effect to certain assets not acquired and liabilities not assumed in conjunction with the completed transaction. The pro forma also gives effect to preliminary purchase accounting adjustments required to establish the fair value of the acquired assets and assumed liabilities and to eliminate costs which are not relative or duplicative to the combined businesses. These fair value adjustments are preliminary and subject to further modifications.

The unaudited pro forma combining balance sheet gives effect to UAII's completed acquisition of certain net assets of Autospecialty, as if that transaction had occurred on September 30, 2003. The unaudited pro forma combined balance sheet represents the combination of the UAII unaudited balance sheet as of September 30,2003 and the Autospecialty audited balance sheet as of December 31, 2003.

The unaudited pro forma combining statement of operations gives effect to UAII's completed acquisition of certain net assets of Autospecialty, as if that transaction had occurred at the beginning of the twelve-month period ending September 30, 2003. The unaudited pro forma combined statement of operations represents the combination of the UAI unaudited statement of operations for the trailing twelve months ended September 30, 2003 and the Autospecialty statement of operations for the year ended December 31, 2003.

You should read the following unaudited pro forma combining financial data in conjunction with the audited Autospecialty financial statements and notes thereto which are included elsewhere in this filing, as well as our unaudited financial statements included in the Form 10Q for the quarter ended September 30, 2003 which was previously filed with the SEC.

                     UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                       COMBINING PRO-FORMA BALANCE SHEET
                                     000'S

                                                                                      ADJUSTMENT FOR ASSETS
                                                                                        NOT ACQUIRED AND
                                               UNIVERSAL           AUTOSPECIALTY       LIABILITIES ASSUMED
                                               AUTOMOTIVE       DIVISION OF KELSEY-      AND PRELIMINARY
                                            INDUSTRIES, INC.       HAYES COMPANY       PURCHASE ACCOUNTING     PRO-FORMA
                                           SEPTEMBER 30, 2003    DECEMBER 31, 2003         ADJUSTMENTS         COMBINED
                                           ------------------   -------------------   ---------------------   -----------
                                              (UNAUDITED)           (UNAUDITED)            (UNAUDITED)        (UNAUDITED)
                 ASSETS
Current Assets:
Cash.....................................       $    110              $    --                                  $    110
Accounts receivable -- trade, net........         12,111                8,279                                    20,390
Inventories..............................         13,810               37,690                 (6,000)A           45,500
Deferred Income taxes....................            240                   --                                       240
Prepaid expenses and other current
  assets.................................            292                  634                   (634)B              292
                                                --------              -------               --------           --------
                                                  26,563               46,603                 (6,634)            66,532
Property and equipment, net..............          4,030                1,400                 (1,400)C            4,030
Other assets:
Goodwill, net............................            480                    0                                       480
Due from stockholders....................            405                    0                                       405
Other assets:............................            898                    0                                       898
                                                --------              -------               --------           --------
                                                   1,783                   --                     --              1,783
                                                --------              -------               --------           --------
                                                $ 32,376              $48,003               $ (8,034)          $ 72,345
                                                ========              =======               ========           ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable, trade..................       $ 10,063              $ 4,131                                  $ 14,194
Accrued expenses and other current
  liabilities............................          2,955                2,667                  3,000D             8,622
Subordinated debenture, current
  portion................................             72                                                             72
Long-term indebtedness, current
  portion................................            177                                                            177
                                                --------              -------               --------           --------
                                                  13,267                6,798                  3,000             23,065
Long-term liabilities:
Revolving line of credit.................         13,436                                       7,534E            20,970
Subordinated debenture, non-current
  portion................................          2,200                                                          2,200
Convertible secured note.................                                                      2,000E             2,000
Convertible unsecured note...............                                                      1,500E             1,500
Long-term indebtedness, non-current
  portion................................             36                                                             36
Deferred rent expense....................             40                                                             40
                                                --------              -------               --------           --------
                                                  15,712                   --                 11,034             26,746
Stockholders' equity:
Preferred stock (authorized 2,000,000
  shares, $.01 par value, 201,438 shares
  of Series A and 100,000 shares of
  Series B issued and outstanding).......              3                                                              3
Common stock (authorized 30,000,000
  shares, $.01 par value 8,560,797 shares
  issued and outstanding)................             86                                                             86
Net parent investment....................                              41,205                (22,068)            19,137
Additional paid-in-capital...............         15,373                                                         15,373
Accumulated deficit......................        (11,416)                                                       (11,416)
Accumulated other comprehensive loss.....           (596)                                                          (596)
Stock subscription receivable............            (53)                                                           (53)
                                                --------              -------               --------           --------
                                                   3,397               41,205                (22,068)            22,534
                                                --------              -------               --------           --------
                                                $ 32,376              $48,003               $ (8,034)          $ 72,345
                                                ========              =======               ========           ========

Notes to Combining Pro forma Balance Sheet

     A Preliminary Fair Value Adjustment, subject to change and modification

     B Assets not acquired

     C Preliminary Fair Value Adjustment, subject to change and modification

     D Obligations incurred in the completion of the transaction

     E Proceeds to finance the transaction

                     UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                      COMBINING PRO-FORMA INCOME STATEMENT
                                     000'S

                                                                                         ADJUSTMENT FOR
                                                                                          EXPENSES NOT
                                                UNIVERSAL           AUTOSPECIALTY      ASSOCIATED WITH THE
                                                AUTOMOTIVE       DIVISION OF KELSEY-        COMBINED
                                             INDUSTRIES, INC.       HAYES COMPANY        OPERATIONS AND       PRO-FORMA
                                              TWELVE MONTHS         TWELVE MONTHS          PRELIMINARY        COMBINED
                                                  ENDING               ENDING          PURCHASE ACCOUNTING     INCOME
                                            SEPTEMBER 30, 2003    DECEMBER 31, 2003        ADJUSTMENTS        STATEMENT
                                            ------------------   -------------------   -------------------   -----------
                                               (UNAUDITED)            (AUDITED)            (UNAUDITED)       (UNAUDITED)
Net Sales                                        $61,580               $ 52,975                                114,555
Cost of Sales                                     53,385                 44,414                 (125)A          97,674
                                                 -------               --------             --------           -------
Gross Profit                                       8,195                  8,561                  125            16,881
Selling, general and administrative
  expenses                                         9,168                 21,663               (1,857)A          28,974
Other operating expenses                               8                      3                                     11
                                                 -------               --------             --------           -------
(Loss)/income from operations                       (981)               (13,105)               1,982           (12,104)
Other expense
  Interest expense                                 1,064                                                         1,064
  Other                                              (83)                                                          (83)
                                                 -------               --------             --------           -------
(Loss) before provision for income taxes          (1,962)               (13,105)               1,982           (13,085)
Income tax expense                                    --                  4,088               (4,088)B              --
                                                 -------               --------             --------           -------
                                                 $(1,962)              $(17,193)            $  6,070           $(13,085)
                                                 =======               ========             ========           =======

Notes to Combining Pro forma Income Statement

     A  Cost which are not relative to or duplicative to the combined business

     B Tax provision not required due to the availability of a net Operating Loss Carryforward